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                                                                   EXHIBIT 10.1



Fortune Petroleum Corporation
30101 Agoura Court, Suite 110
Agoura, California 91301

Gentlemen:

         This letter will confirm our mutual agreement with respect to our engagement as a distributor ("Distributor") to act on behalf of Fortune Petroleum Corporation ("FPX" or the "Company") in connection with the offer and sale on a best efforts basis of up to 1,250,000 Common Shares (the "Shares") of the Company pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Act").

         1. The engagement hereunder shall be for a term of twenty business days commencing upon the execution of this letter by the Company. You represent that no other offering under Regulation S is presently in progress by the Company which has not been disclosed to us.

         2.      (a)      The Distributor shall be entitled to a placement fee
of 6% of the principal amount of the Common Shares sold. Other than the placement fee payable hereunder, the Distributor shall not be entitled to any additional compensation from the Company, nor shall Distributor be reimbursed for its expenses. The Distributor shall assume the Escrow Agent's (as defined below) fee of 1/2 of 1% of the aggregate amount subscribed by all purchasers and accepted by the Company.

                 (c) Each purchaser will, within five business days after acceptance by the Company of an Offshore Securities Subscription Agreement (the "Agreement") in the form annexed hereto as Exhibit A, pay the purchase price
for the Shares in escrow to the Escrow Agent.   The Escrow Agent is authorized
to release the funds of each purchaser after both

                          (i) the Company approves such purchaser and subscription documents (in the form of an exhibit hereto) which have been submitted and signed by the purchaser, and

                          (ii) the Company has caused to be delivered to the Escrow Agent or his designee, one or more Certificates for Shares purchased by such purchaser and the opinion of counsel attached as Annex III to





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                                  the Agreement.

                 The restricted period referred to in Rule 903 ("Restricted Period") for each purchaser shall commence on the date (the "Closing Date") that such purchaser's purchase funds are received by the Company from the Escrow Agent.

                 (d) The Distributor (i) represents and warrants, and will provide confirmatory documentation, that each purchaser is either purchasing the Shares for its own account, or is a fiduciary which has full, exclusive and irrevocable investment discretion with respect to the Shares which investment discretion cannot be revoked prior to the 180th day after the Closing Date, and
(ii) represents and warrants that no purchaser is an affiliate of Distributor. To the best of Distributor's knowledge, all representations and warranties by purchasers are true and correct.

                 (e) The Company shall have the right in its sole discretion to disapprove any person or entity which is proposed by the Distributor to be a purchaser of any Shares.

         3. The Company will cause the Shares to be delivered to Krieger & Prager, Esqs. as escrow agent (the "Escrow Agent") pursuant to the terms of the Joint Escrow Instructions attached as Annex II to the Agreement.

         4.      (a)      The Distributor represents, warrants and agrees that
(i) each purchaser of the Shares will be qualified to purchase the Shares under the laws of the jurisdiction in which such person resides and that the offer and sale of the Shares will not violate the securities or other laws of such jurisdiction and (ii) each purchaser will agree that neither it nor any of its affiliates will directly or indirectly maintain any short position in securities of the Company during the Restricted Period.

                 (b) The Distributor understands that the Shares have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act.

         5.      (a)      The Distributor further agrees that:

                          (i) no offer or sale of the Shares will be made by the Distributor to, or accepted by the Distributor from, any U.S. person or for the account or benefit of a U.S. person;

                          (ii) all offers and sales of the Shares prior to the expiration of the applicable Restricted Period made by the Distributor shall be made only in accordance with the provisions of Rule 903 or Rule 904, pursuant to registration of the Shares under the Act, or pursuant to an available exemption from the registration requirements of the





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                                  Act;

                          (iii) all offering materials and documents used in connection with offers and sales of the Shares prior to the expiration of the engagement period shall be approved in advance by the Company, and shall on the first page thereof include statements to the effect that the Shares have not been registered under the Act and that neither the purchaser, nor any direct or indirect purchaser of the Shares from such purchaser, may directly or indirectly offer or sell the Shares in the United States or to U.S. persons unless the Shares are registered under the Act, or an exemption from the registration requirements of the Act is available; and

                          (iv) it will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities of the Company.

                 (b) Each other distributor participating in the offering of the Shares, if any, has agreed or will agree in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the date of receipt of funds by the Company and ending 40 days thereafter shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Shares under the Act or pursuant to an exemption from registration.

                 (c) For the purposes of this letter agreement, a U.S. Person means a U.S. Person as that term is defined in Rule 902(o) under Regulation S.

         6. Distributor is an independent contractor, and is not the agent of the Company. It is not authorized to bind the Company, or to make any representations or warranties on behalf of the Company.

         7. The Company represents, warrants, and agrees that, in addition to the warranties to be made by the Company to the purchasers:

                 (a)      the common stock will be registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve months preceding the date hereof, and the Company will continue to file all such material on a timely basis;

                 (b) the Shares will be offered and sold in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Act contained in Rule 903 under Regulation S, and with all other U.S. securities laws and regulations; it being understood that





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this representation, warranty and agreement is made relying exclusively on the representations, warranties and agreements made by the Distributor and/or purchasers herein or in the applicable subscription documents. The Company will, at its expense, make all filings required under the Act and by the rules of any applicable domestic securities exchange or trading market, if any;

                 (c) all information furnished or required to be furnished to purchasers under Regulation S will not contain any untrue statement of material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading; provided however, that this representation and warranty does not extend to written material furnished to the Company by Distributor relating to Distributor or the distribution process;

                 (d) the Company will not for a period of one hundred eighty (180) days from the date hereof, offer for sale or sell any securities unless, in the opinion of the Company's counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under all applicable U.S. securities laws with respect to the Shares. The Company has not engaged in any such offering during the six months prior to the date of this agreement, except as disclosed to Distributor;

                 (e) the Company has all requisite corporate power and authority to execute and perform this agreement. All corporate action necessary for the authorization, execution, delivery and performance of this agreement and the transaction contemplated hereby have been taken. This agreement constitutes a valid and binding obligation of the Company;

                 (f) the execution and performance of this agreement by the Company and the offer and sale of the Shares will not violate any provision of the Certificate of Incorporation or By-laws of the Company or any material agreement or other instrument to which the Company is party or by which it is bound, and which violation(s) would have a material adverse effect on the business or financial condition of the Company. Any material necessary approvals, U.S. governmental and private, will be obtained by the Company prior to the issuance of the Shares; and

                 (g) the Company makes no other representation or warranty with respect to the Company, its finances, assets, business or prospects or otherwise, except as expressly set forth herein or in the Agreement. Distributor will advise each purchaser and potential purchaser of the foregoing, and that such purchaser is relying on its own investigation with respect to all such matters, and that it will be given reasonable access to any and all material publicly available documents and Company personnel it may require for such investigation.

         9. The Company will provide Escrow Agent with an opinion of counsel substantially in the form attached as Annex III to the Agreement.

         10. As more fully described in Exhibit B hereto, which is incorporated herein by reference, each party hereto will indemnify and hold the other (including its partners, agents, employees, and controlling persons within the meaning of Section 15 of the Act or Section 20





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of the Exchange Act) harmless from and against certain claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel, related to or arising out of this engagement. Exhibit B will be executed and delivered simultaneously with this agreement.

         11. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of this signed agreement shall be legal and binding on all parties hereto. Terms otherwise not defined herein shall have the meaning ascribed to them in the Agreement.

Dated: December 8, 1995

                                       WHITECHAPEL MANAGEMENT LTD.


                                       By: /s/
                                           ----------------------------------
AGREED & ACCEPTED:

FORTUNE PETROLEUM CORPORATION


By:    Tyrone J. Fairbanks
   ---------------------------------
    Its   President and CEO
       -----------------------------





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